Exhibit (h)(134)

AMENDED & RESTATED

EXHIBIT B

TO THE SHAREHOLDER SERVICING AGREEMENT

This Amended and Restated Exhibit B (“Exhibit B”) to the Shareholder Servicing Agreement dated November 13, 2008 (the “Agreement”), is effective as of November 15, 2017, and supersedes any prior Exhibit B to the Agreement.

COMPENSATION

Class A Shares—Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Growth Fund, Ivy IG International Small Cap Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Natural Resources Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares—Ivy Advantus Real Estate Securities Fund, Ivy Apollo Multi-Asset Income Fund, Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Global Income Allocation Fund, Ivy Global Equity Income Fund, Ivy LaSalle Global Real Estate Fund, Ivy LaSalle Global Risk-Managed Real Estate Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Pictet Emerging Markets Local Currency Debt Fund, Ivy Pictet Targeted Return Bond Fund, Ivy ProShares S&P 500 Dividend Aristocrats Index Fund, Ivy ProShares Russell 2000 Dividend Growers Index Fund, Ivy ProShares MSCI ACWI Index Fund, Ivy Small Cap Core Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares—Ivy Advantus Bond Fund, Ivy Apollo Strategic Income Fund, Ivy Bond Fund, Ivy California Municipal High Income Fund, Ivy Crossover Credit Fund, Ivy Government Securities Fund, Ivy Global Bond Fund, Ivy High Income Fund, Ivy Municipal Bond Fund, Ivy Municipal High Income Fund, Ivy PineBridge High Yield Fund, Ivy ProShares Interest Rate Hedged High Yield Index Fund and Ivy ProShares S&P 500 Bond Index Fund

An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares—Ivy Limited-Term Bond Fund

An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays WRSCO a monthly fee of $0.75 for each shareholder check it processes.

Class A Shares—Ivy Government Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays WRSCO a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares—Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Growth Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Natural Resources Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares—Ivy Advantus Real Estate Securities Fund, Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy Global Income Allocation Fund, Ivy Global Equity Income Fund, Ivy LaSalle Global Real Estate Fund, Ivy LaSalle Global Risk-Managed Real Estate Fund, Ivy Small Cap Core Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares—Ivy Advantus Bond Fund, Ivy Bond Fund, Ivy Global Bond Fund, Ivy Government Securities Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares—Ivy Government Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares—Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Growth Fund, Ivy IG International Small Cap Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Natural Resources Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund and Ivy Tax-Managed Equity Fund

An amount payable on the first day of each month of $1.5042 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares—Ivy Advantus Real Estate Securities Fund, Ivy Apollo Multi-Asset Income Fund, Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Global Equity Income Fund, Ivy Global Income Allocation Fund, Ivy LaSalle Global Real Estate Fund, Ivy LaSalle Global Risk-Managed Real Estate Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Pictet Emerging Markets Local Currency Debt Fund, Ivy Pictet Targeted Return Bond Fund, Ivy Value Fund and Ivy Small Cap Core Fund

An amount payable on the first day of each month of $1.5792 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares—Ivy Advantus Bond Fund, Ivy Apollo Strategic Income Fund, Ivy Bond Fund, Ivy California Municipal High Income Fund, Ivy Global Bond Fund, Ivy Government Securities Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy Municipal Bond Fund and Ivy Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares—Ivy Government Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month

Class E Shares—Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Growth Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Natural Resources Fund, Ivy Science & Technology Fund and Ivy Small Cap Growth Fund

An amount payable on the first day of each month of $1.5042 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares—Ivy Advantus Real Estate Securities Fund, Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Global Equity Income Fund, Ivy Global Income Allocation Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Pictet Emerging Markets Local Currency Debt Fund, Ivy ProShares S&P 500 Dividend Aristocrats Index Fund, Ivy ProShares Russell 2000 Dividend Growers Index Fund, Ivy ProShares MSCI ACWI Index Fund, Ivy Small Cap Core Fund and Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares—Ivy Advantus Bond Fund, Ivy Bond Fund, Ivy Crossover Credit Fund, Ivy Global Bond Fund, Ivy Government Securities Fund, Ivy High Income Fund, Ivy Limited-Term Bond Fund, Ivy ProShares Interest Rate Hedged High Yield Index Fund and Ivy ProShares S&P 500 Bond Index Fund

An amount payable on the first day of each month of $1.6958 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares—Ivy Government Money Market Fund

An amount payment on the first day of each month of $1.75 for each Class E account of the Fund which was in existence during any portion of the immediately preceding month

Class I Shares—All Funds except Ivy Managed International Opportunities Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Class N Shares—Ivy Advantus Bond Fund, Ivy Advantus Real Estate Securities Fund, Ivy Apollo Multi-Asset Income Fund, Ivy Apollo Strategic Income Fund, Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Bond Fund, Ivy California Municipal High Income Fund, Ivy Crossover Credit Fund, Ivy Core Equity Fund, Ivy Cundill Global Value Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Bond Fund, Ivy Global Equity Income Fund, Ivy Global Growth Fund, Ivy Global Income Allocation Fund, Ivy Government Money Market Fund, Ivy Government Securities Fund, Ivy High Income Fund, Ivy IG International Small Cap Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy LaSalle Global Real Estate Fund, Ivy LaSalle Global Risk-Managed Real Estate Fund, Ivy Limited-Term Bond Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Municipal Bond Fund, Ivy Municipal High Income Fund, Ivy Natural Resources Fund, Ivy Pictet Emerging Markets Local Currency Debt Fund, Ivy Pictet Targeted Return Bond Fund, Ivy PineBridge High Yield Fund, Ivy ProShares S&P 500 Dividend Aristocrats Index Fund, Ivy ProShares Russell 2000 Dividend Growers Index Fund, Ivy ProShares MSCI ACWI Index Fund, Ivy ProShares Interest Rate Hedged High Yield Index Fund, Ivy ProShares S&P 500 Bond Index Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund, Ivy Small Cap Core Fund, Ivy Tax-Managed Equity Fund and Ivy Value Fund

An amount payable on the first day of each month equal to 1/12 of .01 of 1% of the average daily net assets of the Class for the preceding month.

Class R Shares—Ivy Advantus Bond Fund, Ivy Advantus Real Estate Securities Fund, Ivy Asset Strategy Fund, Ivy Balanced Fund, Ivy Bond Fund, Ivy Core Equity Fund, Ivy Crossover Credit Fund, Ivy Cundill Global Value Fund, Ivy Dividend Opportunities Fund, Ivy Emerging Markets Equity Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Bond Fund, Ivy Global Growth Fund, Ivy Global Equity Income Fund, Ivy Global Income Allocation Fund, Ivy Government Securities Fund, Ivy LaSalle Global Real Estate Fund, Ivy LaSalle Global Risk-Managed Real Estate Fund, Ivy High Income Fund, Ivy International Core Equity Fund, Ivy Large Cap Growth Fund, Ivy Limited-Term Bond Fund, Ivy Micro Cap Growth Fund, Ivy Mid Cap Growth Fund, Ivy Mid Cap Income Opportunities Fund, Ivy Natural Resources Fund, Ivy Pictet Emerging Markets Local Currency Debt Fund, Ivy PineBridge High Yield Fund, Ivy ProShares S&P 500 Dividend Aristocrats Index Fund, Ivy ProShares Russell 2000 Dividend Growers Index Fund, Ivy ProShares MSCI ACWI Index Fund, Ivy ProShares Interest Rate Hedged High Yield Index Fund, Ivy ProShares S&P 500 Bond Index Fund, Ivy Science & Technology Fund, Ivy Small Cap Growth Fund, Ivy Small Cap Core Fund and Ivy Value Fund

An amount payable on the first day of each month equal to 1/12 of .25 of 1% of the average daily net assets of the Class for the preceding month.

Class T Shares—Ivy International Core Equity Fund and Ivy Small Cap Growth Fund

An amount payable on the first day of each month of $1.5042 for each Class T account of the Fund which was in existence during any portion of the immediately preceding month.

Class T Shares—Ivy Emerging Markets Equity Fund and Ivy Small Cap Core Fund

An amount payable on the first day of each month of $1.5792 for each Class T account of the Fund which was in existence during any portion of the immediately preceding month.

Class T Shares—Ivy High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class T account of the Fund which was in existence during any portion of the immediately preceding month.

Class Y Shares—All Funds except Ivy Managed International Opportunities Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

All Classes—Ivy Managed International Opportunities Fund

No fee is charged to Ivy Managed International Opportunities Fund as compensation for services rendered under this Shareholder Servicing Agreement. These classes do, however, reimburse any “out-of-pocket” expenses incurred by WRSCO in the performance of its duties under this Agreement.

Reduction Based on Number of Accounts

The above-referenced per account fees for Class A, Class B, Class C, Class E and Class T shall be reduced if the total number of accounts for which WRSCO provides shareholder services reaches the following levels:

A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E and Class T accounts in each of Ivy Funds and Waddell & Reed Advisors Funds are included. Accounts in Class I, Class N, Class R and Class Y of Ivy Funds, Waddell & Reed Advisors Funds and InvestEd Portfolios accounts, as applicable, are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account that was in existence during any portion of the immediately preceding month with affected the Funds bearing the remainder of the costs charged by the financial services companies. WRSCO will pay the third parties for performing such services and the Fund will reimburse WRSCO for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $12.00 per account or an annual fee of 0.14 of 1% that is based on average daily net assets.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. WRSCO will pay the third parties for performing such services and the Fund will reimburse WRSCO for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $18.00 per account or an annual fee of 0.20 of 1% that is based on average daily net assets.